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Exhibit 10.08

AMENDMENT NO. 1

        This Amendment No. 1 to the Outsourcing Services Agreement of November 11, 2003 by and between CGI Information Systems & Management Consultants, Inc., a Delaware corporation having offices at 600 Federal Street, Andover, Massachusetts, 01810 ("CGI"), and Kanawha Healthcare Solutions, Inc, a Tennessee corporation having offices at 210 South White Street, Lancaster, South Carolina, 29721 ("Kanawha"), is effective April 1, 2004.

        WHEREAS, the Outsourcing Services Agreement provides in Section 2.12 for the provision of New Services by CGI if Kanawha so requests and, at Kanawha's option, for such New Services to be subject to the provisions of the Outsourcing Services Agreement; and

        WHEREAS, Kanawha desires that CGI provide the New Services more fully described in Attachment A hereto, and CGI is willing to provide such New Services for the pricing identified in Attachment B hereto.

        NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

        1.     The document management services described in Attachment A are hereby deemed included within the Base Services (as defined in the Outsourcing Services Agreement) and subject to the provisions of the Outsourcing Services Agreement.

        2.     Schedule A (Statement of Work) to the Outsourcing Services Agreement is hereby amended to include the services described in Attachment A. CGI shall be responsible for providing the services described in Attachment A beginning April 1, 2004, and continuing until termination or expiration of the Outsourcing Services Agreement.

        3.     Schedule D (Service Levels) to the Outsourcing Services Agreement is hereby amended to include each of the Service Levels specified in Attachment A, subject to validation to the extent set forth in Attachment A.

        4.     Schedule I (Pricing) to the Outsourcing Services Agreement is hereby amended to include the pricing specified in Attachment B for the services described in Attachment A.

        5.     Not later than April 7, 2004, CGI shall offer employment to nineteen (19) full-time Kanawha employees who currently perform document management services and are recommended by Kanawha (collectively, the "Additional Transitioned Employees") not less than one week prior to that date. CGI shall not be required to hire any individual who does not meet CGI's normal hiring requirements or guidelines or with whom CGI cannot reach reasonable terms of employment. CGI shall retain all Additional Transitioned Employees until at least March 31, 2005 unless CGI has grounds to terminate any such employee(s) for cause.

        6.     As of the effective date of this Amendment No. 1, Kanawha hereby assigns, and CGI hereby assumes from Kanawha, those leases and maintenance contracts identified in Attachment C, under the same terms and conditions as set forth in Sections 4.3 and 4.5 of the Outsourcing Services Agreement (substituting the effective date of this Amendment No. 1 for the Commencement Date in said Sections). Kanawha also hereby sells to CGI, and CGI hereby purchases from Kanawha at net book value (to be agreed upon by the parties), the inventory and equipment identified on Attachment C. Kanawha warrants that CGI shall receive good and marketable title to these assets, free and clear of any liens, restrictions and encumbrances, and shall execute and deliver such bills of sale or other instruments of transfer as may be required in order to vest in CGI good and marketable title therein.

        7.     All other terms and conditions in the Outsourcing Services Agreement remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, each party hereto has caused its duly authorized representatives to execute and deliver this Amendment No. 1 as of the effective date set forth above.

CGI Information Systems & Management Consultants, Inc.		Kanawha Healthcare Solutions, Inc.
By:	/s/ Paul Raymond	By:	/s/ R. Dale Vaughan
Name:	Paul Raymond	Name:	R. Dale Vaughan
Title:	Senior Vice President	Title:	President & CEO

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  Exhibit 10.08
AMENDMENT NO. 1